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                                                                     EXHIBIT 3.2


                        BIONUMERIK PHARMACEUTICALS, INC.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                     OFFICES

      SECTION 1.1 PRINCIPAL OFFICE. The principal office of BioNumerik Pharmaceuticals, Inc. (the "Corporation") shall be in the City of San Antonio, Texas or in such location as the Board of Directors of the Corporation (the "Board") may from time to time determine.

      SECTION 1.2 REGISTERED OFFICE. The registered office of the Corporation required by the Texas Business Corporation Act, as amended from time to time (the "TBCA"), to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board.

      SECTION 1.3 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

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                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      SECTION 2.1 PLACE OF MEETINGS. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting of the shareholders called by the Board.

      SECTION 2.2 ANNUAL MEETING. The annual meeting of shareholders commencing with the year 1996 shall be held at such time, on such day and at such place as may be designated by the Board, at which time the shareholders shall elect the Board and transact such other business as may properly be brought before the meeting.

      SECTION 2.3 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles"), may be called by (a) the Chairman of the Board, (b) the Chief Executive Officer,
(c) the President, (d) the Board or (e) the holders of at least ten percent (10%) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

      SECTION 2.4 NOTICE OF MEETINGS. (a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be (i) personally delivered or mailed, or (ii) delivered by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in Article 2.25-1 of the TBCA, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited in the mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. If given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, notice shall be deemed delivered when (A) if by facsimile transmission, when transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice, (B) if by electronic mail, when transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice, (C) if by a posting on an electronic network, when posted on the electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting and (D) when communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. A shareholder may revoke such shareholder's consent to notices being given to the shareholder by means of electronic transmission by delivering written notice of such revocation to the Corporation. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. A

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shareholder's consent to notices being given by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, any Assistant
Secretary, the transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of a shareholder's consent does not invalidate a meeting or other action.

      (b) Any meeting of shareholders as to which notice has been given may be postponed, and any special meeting of shareholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.6(d)) given before the date previously scheduled for such meeting.

      (c) For the purposes of these Bylaws, "electronic transmission" means a form of communication that: (i) does not directly involve the physical transmission of paper; (ii) creates a record that may be retained, retrieved, and reviewed by the recipient; and (iii) may be directly reproduced in paper form by the recipient through an automated process.

      SECTION 2.5 VOTING LISTS. The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. Nothing contained in this Section
2.5 shall require the Corporation to include any electronic contact information on the list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders. Failure to comply with this
Section 2.5 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

      SECTION 2.6 ADVANCE NOTICE FOR BUSINESS. (a) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any

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shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.6 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.6. Notwithstanding anything in this Section 2.6 to the contrary, only persons nominated for election as a Director at an annual meeting pursuant to Section
3.2 will be considered for election at such meeting.

            (b)(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for shareholder action. Subject to Section 2.6(b)(iii), a shareholder's notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described in this
Section 2.6.

            (b)(ii) To be in proper written form, a shareholder's notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, (E) any material interest of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (F) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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            (b)(iii) The foregoing notice requirements of this Section 2.6 shall be deemed satisfied by a shareholder as to any proposal (other than nominations) if the shareholder has notified the Corporation of such shareholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such shareholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.6, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.6 shall be deemed to preclude discussion by any shareholder of any such business. If the Board or the chairman of the annual meeting determines that any shareholder proposal was not made in accordance with the provisions of this
Section 2.6 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 2.6, such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.6, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

            (b)(iv) In addition to the provisions of this Section 2.6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.6 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      (c) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Subject to compliance with the requirements of
Section 3.2, nominations of persons for election to the Board may be made at a special meeting of shareholders at which Directors are to be elected.

      (d) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

      SECTION 2.7 QUORUM. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote at such meeting are represented at the meeting in person or by proxy, unless otherwise provided by the Articles. Unless otherwise provided in the Articles or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from

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the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles or these Bylaws, any lawfully convened meeting of shareholders, annual or special, may be adjourned by the chairman of the meeting or by shareholders present and entitled to vote thereat, by a majority in voting power thereof, from time to time, to reconvene at the same or some other place. Unless the determination of shareholders entitled to vote at any meeting of shareholders has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which shareholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 2.8 ORGANIZATION. (a) The Chairman of the Board shall preside at all meetings of the shareholders. In the absence (or disability or refusal to act) of the Chairman of the Board, the Chief Executive Officer or, in his absence (or disability or refusal to act), the President or, in his absence (or disability or refusal to act), a Vice President shall preside. In the absence (or disability or refusal to act) of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a presiding officer for the meeting shall be elected from among the shareholders present.

      (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence (or disability or refusal to act) an Assistant Secretary shall so act and in the absence (or disability or refusal to act) of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

      (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting or his designee. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the presiding officer of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      SECTION 2.9 PROXIES. (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly

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authorized attorney-in-fact. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted.

      (b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

      (c) Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (i) a pledgee,
(ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment, (iv) an employee of the Corporation whose employment contract requires the appointment or (v) a party to a voting agreement created under the TBCA. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be recognized as against the holder of the shares or any successor or transferee of the shares. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder. A shareholder's attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such shareholder shall in writing so notify the Secretary of the Corporation or the presiding officer of the meeting prior to the voting of the proxy.

      (d) In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

      SECTION 2.10 VOTING OF SHARES. Except as otherwise provided by the TBCA or the Articles, and subject to Section 7.5 of these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights with respect to such matter registered in his name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBCA or the Articles, (a) with respect to any matter other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of shareholders shall be the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a

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quorum is present and (b) with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote of a specified portion of shares as otherwise required by the TBCA. Unless otherwise provided by law, no vote on the election of Directors or any question brought before the meeting need be by ballot unless the presiding officer of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares present in person or by proxy and entitled to participate in such vote shall so demand.

      SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares standing in the name of another corporation or entity may be voted by such officer, agent, authorized party or proxy as the bylaws or other governing documents of such corporation or entity may authorize or, in the absence of such authorization, as the board of directors of such corporation or entity may determine.

      (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

      (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

      (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      (e) Shares of the Corporation's stock (i) owned by the Corporation itself, or (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation or other entity to vote shares held or controlled by it in a fiduciary capacity or with respect to which it otherwise exercises voting power in a fiduciary capacity.

      SECTION 2.12 ELECTION OF DIRECTORS. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Articles or by the TBCA and subject to existing rights of any

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series of preferred shares of the Corporation, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles and subject to the existing rights of any series of preferred shares to elect Directors, elections of Directors shall be decided by the affirmative vote of a majority of the shares present in person or by proxy at a meeting at which a quorum is present and entitled to vote for such Directors. Unless otherwise provided by the Articles, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

      SECTION 2.13 INSPECTORS OF ELECTION. The Corporation shall appoint and provide for inspectors of election to act at meetings of shareholders in the manner as may be required by the TBCA.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 3.1 NUMBER AND QUALIFICATION. (a) The Board shall consist of seven members unless a different number shall be determined as provided in these Bylaws. The number of Directors, other than those who may be elected by the holders of one or more series of preferred shares voting separately by class or series, may be determined from time to time by a resolution adopted by a majority of the full Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation.

      (b) Directors must be individuals who:

            (i) are citizens of the United States of America;

            (ii) have held senior positions for more than three years in business, financial, or medical professional enterprises or institutions;

            (iii) maintain an absence of conflicts of interest and observance of professional business ethics as set forth in the Corporation's Code of Business Conduct and Ethics attached to these Bylaws as Attachment I, and (A) if a Director, provide a validly executed statement of compliance with such Code of Business Conduct and Ethics to the Corporation, or (B) if a candidate for nomination for election as a Director, provide the Corporation with an original written statement of their willingness to sign such Conflict of Interest and Business Ethics Policy Statement upon their election as a Director;

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            (iv) have not violated and are not in violation of their fiduciary duties to the Corporation;

            (v) have not been convicted of a felony or a crime involving moral turpitude;

            (vi) have not been enjoined or restrained by any court or government agency from the issuance, sale or offer for sale of securities or commodities, rendering securities or commodities advice, or continuing any practices in connection with securities or commodities, and have not been suspended or expelled from membership in any securities or commodities exchange, association of securities or commodities dealers or investment advisors;

            (vii) have not within the past 24 months served as a consultant or advisor to, or held or controlled directly or indirectly more than 1% of the equity interests in an enterprise that is in direct competition with the Corporation;

            (viii) have not filed a voluntary petition in bankruptcy;

            (ix) to the reasonable knowledge of the Corporation, have maintained the confidentiality of all confidential information of the Corporation;

            (x) to the reasonable knowledge of the Corporation, have not suggested that the Corporation or its officers or Directors carry out an illegal or unethical act;

            (xi) to the reasonable knowledge of the Corporation, have not taken actions or exhibited behavior that are intended to impair the effectiveness of the Corporation or otherwise not in the best interest of the Corporation;

            (xii) to the reasonable knowledge of the Corporation, have exercised full candor in disclosing to the Corporation and the Board material facts relating to such individual's fulfillment of the qualifications set forth in Clauses (i) through (xi) above.

      (c) The Governance and Nominating Committee of the Board shall recommend the nomination of Directors for election in accordance with the Charter of the Governance and Nominating Committee, taking into account the qualifications set forth in Section 3.1(b) above. No person shall be qualified to stand for election or reelection as a Director if such person is unable to meet such qualifications.

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      (d) If the Board determines that a Director fails to meet one or more of the qualifications set forth in Section 3.1(b) above, such person shall automatically cease being a Director.

      (e) Any shareholder who intends to nominate a candidate to serve as a Director may, by written request made to the Secretary of the Corporation at the Corporation's principal place of business within the time periods provided in
Section 3.2 for a nomination to be made by a shareholder, request the Corporation to confirm whether or not such candidate meets the qualifications for service as a Director described in Section 3.1(b). Following receipt of such a request, the Corporation will promptly provide such shareholder with confirmation of whether or not such candidate meets such qualifications for service.

      (f) The Board shall include with information sent to shareholders describing the Governance and Nominating Committee's recommended nominees for election as Directors a description of whether or not the Board has determined that such nominees meet the qualifications for service as Directors described in
Section 3.1(b).

      (g) In the event that any provision of this Section 3.1 is found to be in violation of any applicable and valid law, such provision shall be modified to the extent necessary to render such provision in compliance with such law, and, as so modified, such provision shall continue in full force and effect.

      SECTION 3.2. ADVANCE NOTICE FOR NOMINATION OF DIRECTORS. (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided by the terms of one or more series of preferred shares with respect to the rights of holders of one or more series of preferred shares to elect Directors. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors as set forth in the Corporation's notice of such special meeting, may be made (i) at the recommendation of the Governance and Nominating Committee or (ii) by any shareholder of the Corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

      (b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be received by the Secretary at the principal office of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within

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45 days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. Notwithstanding the previous sentence, for purposes of determining whether a shareholder's notice shall have been received in a timely manner for the annual meeting of shareholders in 2005, to be timely, a shareholder's notice must have been received not later than the close of business on March 31, 2005 nor earlier than the opening of business on March 1, 2005. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a shareholder's notice as described in this
Section 3.2.

      (c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is greater than the number of Directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional Directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder's notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional Directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

      (d) To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person for the preceding five years, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

      (e) Except as otherwise provided by the terms of one or more series of preferred shares with respect to the rights of one or more series of preferred shares to nominate and elect Directors, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.2. If the Board or the presiding officer of the meeting of shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

      (f) In addition to the provisions of this Section 3.2, a shareholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of preferred shares to elect Directors pursuant to the Articles.

      SECTION 3.3 ELECTION AND TERM OF OFFICE. Unless otherwise provided by the Articles, Directors shall be elected annually and the Directors shall be elected at the annual meeting of the shareholders (except as provided in Sections 3.5 and 3.6) by the holders of shares entitled to vote in the election of Directors. Unless otherwise provided in the Articles, each Director elected shall hold office until his successor shall have been elected and qualified, or until his death, resignation, removal or cessation of service in the manner provided in these Bylaws.

      SECTION 3.4 RESIGNATION. Any Director may resign at any time by giving written notice to the Chief Executive Officer, President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.5 REMOVAL. Except as otherwise provided in the Articles and subject to existing rights of preferred shares of the Corporation, at any special meeting of the shareholders called expressly for that purpose, any Director or Directors, including the entire Board, may be removed for cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all shares outstanding and entitled to vote at an election of Directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors as provided in Section 3.6.

      SECTION 3.6 VACANCIES. (a) Any vacancy occurring in the Board (except by reason of an increase in the number of Directors) may be filled in accordance with subsection (c) of this Section 3.6 or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

      (b) A Directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with subsection (c) of this Section 3.6 or may be filled by the Board for a term of office continuing only until the next election of one (1) or more Directors by the shareholders; provided, however, the Board may not fill more than two (2) such Directorships to be filled by reason of an increase in the number of Directors during the period between any two (2) successive annual meetings of shareholders.

      (c) Any vacancy occurring in the Board or any Directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

      SECTION 3.7 MANAGEMENT; GENERAL POWERS. The powers of the Corporation shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

      SECTION 3.8 COMPENSATION. Unless otherwise restricted by the Articles or these Bylaws, the Board shall have the authority to fix the compensation of Directors and a fixed honorarium or fees and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. In addition, the Board may approve the award, from time to time, of stock options or other compensation to Directors in recognition of their services. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

      SECTION 4.1 PLACE OF MEETINGS. The Board may hold their meetings, both regular and special, either within or without the State of Texas.

      SECTION 4.2 ANNUAL MEETING. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be agreed upon by all of the Directors.

      SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

      SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board on one (1) day's notice (oral, written or by electronic transmission) to each Director. Special meetings shall be called by the Chief Executive Officer or the Secretary on like notice on the written request of the number of Directors constituting a majority of the full Board. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Any and all business may be transacted at a special meeting, unless limited by law, the Articles or by these Bylaws.

      SECTION 4.5. NOTICE TO DIRECTORS. Whenever under applicable law, the Articles or these Bylaws notice is required to be given to any Director, such notice shall be given either (i) in writing and sent by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of a form of electronic transmission consented to by the Director, to the extent permitted by, and subject to the conditions set forth in, Article 2.37C of the TBCA, or (iii) by oral notice given personally or by telephone. A notice to a Director shall be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the Director, (ii) if sent through the mail, when deposited in the mail, with postage and fees thereon prepaid, addressed to the Director at the Director's address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the Director at the Director's address appearing on the records of the Corporation, (iv) if sent by facsimile transmission, when transmitted to a facsimile number provided by the Director for the purpose of receiving notice, (v) if sent by electronic mail, when transmitted to an electronic mail address provided by the Director for the purpose of receiving notice, (vi) if by posting on an electronic network, when posted on the electronic network and a message is sent to the Director at the address provided by the Director for the purpose of alerting the Director of a posting or (vii) when communicated to the Director by any other form of electronic transmission consented to by the Director. A Director may revoke the Director's consent to notices being given by means of electronic transmission by delivering written notice of such revocation to the Corporation. A Director's consent to notices being given to the Director by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the Director's consent does not invalidate a meeting or other action. An affidavit of the Secretary or such other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.

      SECTION 4.6 QUORUM AND ACTION. At all meetings of the Board, the presence of a majority of the number of Directors fixed in accordance with Section 3.1 and then in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board unless the act of a greater number is required by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

      SECTION 4.7 PRESUMPTION OF ASSENT TO ACTION. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 4.8 TELEPHONE MEETINGS. Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      SECTION 4.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Such signed consent shall have the same force and effect as a unanimous vote at a meeting, and shall be filed with the minutes of proceedings of the Board or committee. For purposes of this Section 4.9, an electronic transmission by a Director consenting to an action to be taken and transmitted by the Director is considered written and signed if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the Director and the date on which the Director transmitted the transmission.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

      SECTION 5.1 MEMBERSHIP AND AUTHORITIES. The Board, by resolution adopted by a majority of the full Board, may designate from among its members (a) one
(1) or more committees, each of which shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation, except in those cases where the authority of the Board is specifically denied to such committee or committees by the TBCA, the Articles or these Bylaws and (b) one
(1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

      SECTION 5.2 MINUTES AND RULES OF PROCEDURE. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Articles, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

      SECTION 5.3 VACANCIES. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

      SECTION 5.4 TELEPHONE MEETINGS. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

      SECTION 5.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting. Such signed consent shall have the same force and effect as a unanimous vote at a meeting, and shall be filed with the minutes of proceedings of the committee. For purposes of this Section 5.5, an electronic transmission by a Director consenting to an action to be taken and transmitted by the Director is considered written and signed if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the Director and the date on which the Director transmitted the transmission.

                                   ARTICLE VI

                                    OFFICERS

      SECTION 6.1 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer and a Secretary. The Board may also elect one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

      SECTION 6.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. The Board shall elect officers, none of whom need be a member of the Board, except for the Chairman of the Board, at its first meeting after each annual meeting of shareholders. Each officer so elected shall hold office until the next annual meeting of the Board or until his successor(s) shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

      SECTION 6.3 SUBORDINATE OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Corporation, the officers of the Corporation being limited to the officers elected or appointed as such by the full Board.

      SECTION 6.4 RESIGNATION. Any officer may resign at any time by giving written notice thereof to the Board, Chief Executive Officer, President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.5 REMOVAL. Any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the full Board. Any other officer may be removed at any time with or without cause by the Board or by any committee or superior officer in whom such power of removal may be conferred by the Board. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

      SECTION 6.6 VACANCIES. A vacancy in any office shall be filled for the unexpired portion of the term by the Board, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

      SECTION 6.7 CHAIRMAN OF THE BOARD. The Chairman of the Board of the Corporation, shall preside at all meetings of the shareholders and Directors and shall be ex officio a member of all standing committees. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall perform whatever duties and shall exercise all powers that are given to him by the Board.

      SECTION 6.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general and active management of the business of the Corporation, shall have the general supervision and direction of all other officers of the Corporation with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a Director) shall preside when present at all meetings of the shareholders and the Board.

      SECTION 6.9 THE PRESIDENT. In the absence (or inability or refusal to act) of the Chief Executive Officer and Chairman of the Board, the President (if he or she shall be a Director) shall preside at all meetings of the shareholders and the Board. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board or by the Chief Executive Officer and Chairman of the Board.

      SECTION 6.10 THE VICE PRESIDENTS. The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board, by the Chairman of the Board, by the Chief Executive Officer, or by the President and may sign, with any other proper officer, certificates for shares of the Corporation. At the request of the President or in his absence (or disability or refusal to act), the Vice President designated by the President (or in the absence of such designation, the senior Vice President) shall perform the duties and exercise the powers of the President.

      SECTION 6.11 THE SECRETARY. The Secretary, when available, shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board as required by law or these Bylaws, be custodian of the corporate records and have general charge of the share transfer records of the Corporation and shall perform such other duties as may be prescribed by the Board, by the Chairman of the Board, by the Chief Executive Officer, or by the President under whose supervision he shall be. The Secretary may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

      SECTION 6.12 ASSISTANT SECRETARIES. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Secretary. At the request of the Secretary, or in his absence (or disability or refusal to act), the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

      SECTION 6.13 THE TREASURER. The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records of account belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, Chairman of the Board, the President and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

      SECTION 6.14 ASSISTANT TREASURERS. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Treasurer. At the request of the Treasurer, or in his absence (or disability or refusal to act), the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

      SECTION 6.15 SALARIES. The salary or other compensation of officers shall be fixed from time to time by the Board. The Board may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

                                   ARTICLE VII

                                CORPORATE SHARES

      SECTION 7.1 SHARE CERTIFICATES. (a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with the provisions of the TBCA and the Articles, as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

      (b) If the Corporation is authorized to issue shares of more than one (1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Articles or as may be approved by the Board.

      (c) In the event the Corporation has, by its Articles, limited or denied the preemptive right of shareholders of any class or series of stock, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements regarding such denial as shall be required by the TBCA or the Articles.

      (d) All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's share transfer records.

      (e) All certificates surrendered to the Corporation shall be cancelled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and cancelled.

      SECTION 7.2 LOST CERTIFICATES, ETC. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify the Corporation as the Board may prescribe.

      SECTION 7.3 TRANSFER OF SHARES. Subject to any restrictions upon transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share transfer records.

      SECTION 7.4 SHARE TRANSFER RECORDS; OWNERSHIP OF SHARES. (a) The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

      (b) The Corporation shall be entitled to treat and recognize the person in whose name shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 7.5) as the owner of those shares at that time for the purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, giving proxies with respect to those shares or otherwise exercising rights, entering into agreements or taking action in respect of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

      SECTION 7.5 CLOSING OF SHARE TRANSFER RECORDS AND RECORD DATES. (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the records of the Corporation after such record date. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

      (b) Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten
(10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail return receipt requested or by facsimile transmission. If no record date shall have been fixed by the Board and prior action of the Board is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

      (c) Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid and delivered by it unto an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in subsection (a) of this Section, or to his heirs, successors and assigns.

      SECTION 7.6 DISTRIBUTIONS. The Board may, from time to time, declare, and the Corporation may make, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Articles and by the TBCA.

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

                                  ARTICLE VIII

                                 INDEMNIFICATION

      SECTION 8.1 DEFINITIONS. In this Article:

      (a) "Indemnitee" means (i) any present or former Director, advisory Director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

      (b) "Official Capacity" means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

      (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

      SECTION 8.2 INDEMNIFICATION. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1, if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the

Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

      SECTION 8.3 SUCCESSFUL DEFENSE. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

      SECTION 8.4 DETERMINATIONS. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of one (1) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause
(c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

      SECTION 8.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 8.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) if the TBCA so requires, a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it shall be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

      SECTION 8.6 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section
8.2 or Section 8.5 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by a Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the TBCA, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the TBCA. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the Corporation (including a determination by its Directors who are not parties to such action, a committee of such Directors, special legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

      SECTION 8.7 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

      SECTION 8.8 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Articles, any law, any agreement, any vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any Indemnitee serving in his or her Official Capacity.

      SECTION 8.9 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

      SECTION 8.10 CONSTRUCTION. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the TBCA, and, in the event this Article or any of

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

the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

      SECTION 8.11 CONTINUING OFFER, RELIANCE, ETC. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 8.1(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and
(z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

      SECTION 8.12 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of this Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.1 WAIVER OF NOTICE. (a) Whenever, under the provisions of applicable law or of the Articles or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. All such waivers shall be kept with the books of the Corporation.

      (b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

      SECTION 9.2 SEAL. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

      SECTION 9.3 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      SECTION 9.4 CHECKS, NOTES, ETC. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      SECTION 9.5 EXAMINATION OF BOOKS AND RECORDS. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Subject to the preceding sentence, the Board shall determine from time to time whether, and if allowed, when and under what conditions and regulations the books and records of account, the minutes and share transfer records of the Corporation or any of them shall be open to inspection by the shareholders, and the shareholders rights in this respect are and shall be restricted and limited accordingly.

      SECTION 9.6 VOTING UPON SHARES HELD BY THE CORPORATION. Unless otherwise ordered by the Board, the Chairman of the Board, the Chief Executive Officer, or the President, if a Chief Executive Officer and Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

      SECTION 9.7 SURETY BONDS. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be maintained in the custody of the Secretary.

                                    ARTICLE X

                                   AMENDMENTS

      SECTION 10.1 AMENDMENT. Except as otherwise provided in the Articles, the Board, by the affirmative vote of a majority of the entire Board and without the assent or vote of the shareholders, may make, repeal, alter, amend or rescind any of these Bylaws. The shareholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the vote of holders of not less than a majority of the total voting power of all shares of stock of the Corporation generally entitled to vote on matters submitted to the shareholders of the Corporation, considered for purposes of this Article X as one class.

                                   ARTICLE XI

                SUBJECT TO ARTICLES OF INCORPORATION AND ALL LAWS

      SECTION 11.1 SUBJECT TO ALL LAWS. The provisions of these Bylaws shall be subject to the Articles and all valid and applicable laws, including, without limitation, the TBCA as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to the Articles or any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

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